                                                                    Exhibit 3.58

                                   CERTIFICATE

                                 STATE OF OREGON

                        OFFICE OF THE SECRETARY OF STATE
                              CORPORATION DIVISION

I, BILL BRADBURY, SECRETARY OF STATE OF OREGON, AND CUSTODIAN OF THE SEAL OF SAID STATE, DO HEREBY CERTIFY:


                      THAT THE ATTACHED DOCUMENT FILE FOR:
                             K-C INTERNATIONAL, LTD.

                    IS A TRUE COPY OF THE ORIGINAL DOCUMENTS
                     THAT HAVE BEEN FILED WITH THIS OFFICE.


[SEAL]                                   IN TESTIMONY WHEREOF, I HAVE
                                         HEREUNTO SET MY HAND AND
                                         AFFIXED HERETO THE SEAL OF
                                         THE STATE OF OREGON.

                                         BILL BRADBURY, SECRETARY OF STATE


                                         BY  /s/ Debra L. Virag
                                             ---------------------------------
                                             DEBRA L. VIRAG
                                             MAY 17, 2002

         Come visit us on the Internet at http://www.filinginoregon.com
                               FAX (503) 378-4381

                                                                            1105

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                                                 10/06/97 11:53 AM 000#2962  A50
                                                            BUSINESS REG  $50.00

598019-86

                                                                   FILED

                                                                OCT - 6 1997

                                                                   OREGON
                                                              SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                             K-C INTERNATIONAL, LTD.

                                    ARTICLE I

             The name of the Corporation is K-C International, Ltd.

                                   ARTICLE II

     A.   The Corporation is authorized to issue shares of two classes of stock:
1,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

     B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. On dissolution of the Corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

     C. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

          (1) The number of shares in and the distinguishing designation of that series;

          (2) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

          (3) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

          (4) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                                                              [ILLEGIBLE] 100697

                            VOID IF ALTERED OR ERASED

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

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          (5)  The dividend rate, if any, on shares of that series, the manner, of calculating any dividends and the preferences of any dividends;

          (6) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

          (7) Any other rights, preferences and limitations of that series that are permitted by law to vary.

                                   ARTICLE III

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                                   ARTICLE IV

          The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and
(ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute,

                            VOID IF ALTERED OR ERASED

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

                                        2
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bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                                    ARTICLE V

          The street address and the mailing address of the initial registered office of the Corporation is 9999 SW Wilshire Street, Portland, Oregon 97225, and the name of its initial registered agent at that address is DeeAnn Lindsley.

                                   ARTICLE VI

          The name of the incorporator is Brendan N. O'Scannlain, and the address of the incorporator is 900 SW Fifth Avenue, Suite 2300, Portland, Oregon 97204.

                                   ARTICLE VII

          The mailing address for the Corporation for notices is 9999 SW Wilshire Street, Portland, Oregon 97225.


Executed: October 3, 1997.


                                           /s/ Brendan N. O'Scannlain
                                           -------------------------------------
                                           Brendan N. O'Scannlain, Incorporator

                            VOID IF ALTERED OR ERASED

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

                                                                    FILED

                                                                NOV 18 1997

                                                                   OREGON
                                                             SECRETARY OF STATE
                                                                 [ILLEGIBLE]
                                                            BUSINESS REG  $20.00


                               ARTICLES OF MERGER
                                       OF
                       K-C INDUSTRIES INTERNATIONAL, INC.
                                  WITH AND INTO
                             K-C INTERNATIONAL, LTD.

     Pursuant to ORS 60.494, K-C International, Ltd., an Oregon corporation ("New K-C"), the surviving corporation of the merger of K-C Industries International, Inc., a Delaware corporation ("Old K-C"), with and into New K-C (the "Merger"), is filing these Articles of Merger with the office of the Secretary of State.

     1. THE PLAN OF MERGER. The Agreement and Plan of Merger of Old K-C with and into New K-C is set forth as EXHIBIT A and is incorporated by reference.

     2. SHAREHOLDER APPROVAL. The Merger required the approval of Old K-C's shareholders. K-C's shareholders approved the Merger as follows:

          (a) 1,000 shares of common stock were outstanding and entitled to vote on the Merger.

          (b) 1,000 shares of common stock voted for the Merger and no shares voted against the Merger.

     3. EFFECTIVE DATE. These Articles of Merger are effective upon the later of the time when the Certificate of Merger is duly filed with the Secretary of State of Delaware and the time when the Articles of Merger are duly filed with the Corporation Division of the Secretary of State of Oregon.

     4.   CONTACT. The person to contact about this filing is:

                 Brendan N. O'Scannlain
                 Stoel Rives LLP
                 900 SW Fifth Avenue, Suite 2300
                 Portland, OR 97204
                 Telephone: (503) 294-9886


Dated: October 31, 1997.                        K-C International, Ltd.


                                                By: /s/ Ken J. Choi
                                                    ------------------------
                                                        Ken J. Choi
                                                        President

                            VOID IF ALTERED OR ERASED

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

                                                                  EXHIBIT A
                                                                  ---------

                                                                    FILED

                                                                 NOV 18 1997

                                                                    OREGON
                                                              SECRETARY OF STATE

                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger is dated effective October, 31,1997 and is by and between K-C Industries International, Inc., a Delaware corporation ("Old K-C") and K-C International, Ltd. an Oregon Corporation ("New K-C").

          Old K-C is an operating corporation engaged in the business of brokering recycled paper materials around the world. New K-C has been formed for the purpose of the merger contemplated hereby (the "Merger") and has no operations. It is contemplated that, at the Effective Time (defined below), Old K-C will merge with and into New K-C with the results set forth herein.

          In order to establish the terms on which Old K-C will merge with and into New K-C, with New K-C to be the surviving corporation, the parties enter into this agreement.

     1.   MERGER.

          1.1 PARTIES TO THE MERGER. The names of the corporations proposing to merge are K-C Industries International, Inc., a Delaware corporation ("Old K-C"), and K-C International, Ltd., an Oregon corporation ("New K-C"). The surviving corporation in the merger (the "Merger") will be New K-C. The Merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

          1.2 "EFFECTIVE TIME" OF MERGER. Old K-C and New K-C shall execute a Certificate of Merger and Articles of Merger, to be filed with the Secretary of State of the States of Delaware and Oregon, respectively. The Merger shall take effect (the "Effective Time") at the time when both such filings are completed.

          1.3 EFFECT OF MERGER. At the Effective Time, Old K-C shall be merged with and into New K-C as provided by the Delaware General Corporation Law and the Oregon Business Corporation Act, the separate corporate existence of Old K-C shall cease and New K-C shall be the surviving corporation subject to the Articles of Incorporation and the Bylaws of New K-C. The outstanding equity securities of Old K-C shall be converted into corresponding equity securities of New K-C as provided in Section 1.4.

          1.4 CONVERSION OF SHARES. The manner and basis of converting the equity securities of Old K-C into securities of New K-C shall be as follows:

               (a) CONVERSION OF COMMON STOCK OF OLD K-C. Each share of common stock of Old K-C ("Old K-C Common") outstanding immediately before the Effective Time shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into and become one share of New K-C common stock ("New K-C Common").

                            VOID IF ALTERED OR ERASED

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

59801986

               (b) SURRENDER OF CERTIFICATES. After the Effective Time, each holder of Old K-C Common outstanding immediately before the Effective Time shall surrender to New K-C or its designated agent for cancellation the certificate or certificates representing such shares. Such holder shall then be entitled to receive a certificate representing the shares of New K-C Common into which the securities represented by the surrendered certificates or agreements shall have been converted under Section 1.4(a).

               (c) CAPITAL STOCK OF NEW K-C EXISTING BEFORE THE EFFECTIVE TIME. At the Effective Time, all shares of common stock of New K-C issued and outstanding prior to the Effective Time shall be canceled.

     2.   CLOSING.

          The closing of the merger shall take place at the offices of New K-C and Old K-C, 9999 S.W. Wilshire Street, Portland, Oregon 97225 at 10.00 a.m. on October 10, 1997 or at such other time and place agreed to by the parties.

     3.   GENERAL.

          3.1 FURTHER DOCUMENTS. The parties agree to execute all such further instruments or documents as may be reasonably necessary to effectuate the purposes of this agreement.

          3.2 COUNTERPARTS. This agreement may be executed in any number of counterparts and all executed counterparts will constitute one binding agreement.

                                         K-C INDUSTRIES INTERNATIONAL, INC.


                                         By: /s/ Ken J. Choi
                                             ----------------------------------
                                                 Ken J. Choi
                                                 President


                                         Executed October 31, 1997


                                         K-C INTERNATIONAL, LTD.


                                         By: /s/ Ken J. Choi
                                             ----------------------------------
                                                 Ken J. Choi
                                                 President


                                         Executed October 31, 1997

                            VOID IF ALTERED OR ERASED

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

                                        2
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[STATE OF OREGON LETTERHEAD]

     COUNTER PICK-UP
     CHUCK

                                                                 05/14/2001

                                                                    FILED

                                                                 JUN 13 2001

                                                                    OREGON
                                                              SECRETARY OF STATE

RE: K-C INTERNATIONAL, LTD.
    APPLICATION FOR REINSTATEMENT

Please complete and return this letter and any enclosed documents for filing the requested reinstatement/reactivation.

Submit $45.00 for the required fees.

The above entity hereby requests to be active on the records of the Corporation Division. The effective date of administrative dissolution is 1-7-2001.


The reason(s) for administrative dissolution has been eliminated or did not exist.

By: /s/ [ILLEGIBLE]                            Date: 5/30/01
    -------------------------
    (Authorized Signature)

Please respond to this letter within 45 days or this document will not be filed.


Business Registry
Corporation Division
(503) 986-2200


GINPIT

NONFILEABLE
05/14/2001

                            VOID IF ALTERED OR ERASED

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED